UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

Apogee Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41740	93-4958665
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street, Building 17, Suite 102b,

Waltham, MA, 02453

(Address of Principal Executive Offices, including Zip Code)

(650) 394-5230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	APGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 5, 2024, Apogee Therapeutics, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 11, 2024, the record date for the Annual Meeting, there were 42,923,291 shares of voting common stock entitled to vote at the meeting. The proposals considered at the Annual Meeting are described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 24, 2024. The final voting results are set forth below.

Proposal 1: Election of Directors

The following Class I director nominees were elected to serve until the 2027 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew Gottesdiener, M.D.	33,888,258	6,873,344	805,441
Peter Harwin	33,716,470	7,045,132	805,441
Michael Henderson, M.D.	34,982,626	5,778,976	805,441

Proposal 2: Ratification of Independent Auditor

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,560,000	2,163	4,880	0

Proposal 3: Approval of Director Option Grant

The grant of options to a director to purchase 100,000 shares of the Company’s voting common stock was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,430,389	330,671	542	805,441

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Therapeutics, Inc.

Date: June 7, 2024	By:	/s/ Michael Henderson, M.D.
	Name:	Michael Henderson, M.D.
	Title:	Chief Executive Officer